UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported):
November 19, 2024

LUMOS PHARMA, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35342	42-1491350
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4200 Marathon Blvd., Suite 200
Austin, Texas 78756
(Address of Principal Executive Offices)
(512) 215-2630
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	LUMO	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note:

As previously announced, on October 22, 2024, Lumos Pharma, Inc. (the “Company”) entered into an Agreement and Plan of Merger with DPV Parent, Inc. (“Parent”), a Delaware corporation, DPV MergerSub, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Purchaser”), and, solely for the purpose of Section 9.17, Double Point Ventures LLC, a Delaware limited liability company (the “Merger Agreement”), under which Purchaser will be merged with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly-owned subsidiary of Parent, and pursuant to which Purchaser has commenced a tender offer to purchase all of the outstanding shares of common stock, par value $0.01 per share, of the Company (each a “Share” and collectively, the “Shares”) at a price per Share of (i) $4.25 in cash, without interest, plus (ii) one non-transferable, unsecured contingent value right, which represents the right to receive additional contingent cash consideration payable upon achievement of certain milestones (the “Offer”). The Offer is described in a Tender Offer Statement on Schedule TO, together with exhibits thereto, filed by Parent, Purchaser and DPV with the Securities and Exchange Commission (the “SEC”) on November 13, 2024. The Company filed a Solicitation/Recommendation Statement on Schedule 14D-9 pursuant to Rule 14d-9 under the Securities Exchange Act of 1934, as amended, together with exhibits thereto, with the SEC on November 14, 2024, setting forth its recommendation regarding the Offer and furnishing certain additional related information.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 19, 2024, the Company received a written notice from the Listing Qualifications Staff of the Nasdaq Stock Market (“Nasdaq”) notifying the Company that, based on the Company’s stockholders’ equity of $4,914,000 as of September 30, 2024, as reported in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2024, the Company is no longer in compliance with the minimum stockholders’ equity requirement for continued listing on the Nasdaq Global Market under Nasdaq Listing Rule 5450(b), which requires companies to maintain stockholders’ equity of at least $10,000,000 or meet the alternative compliance standards relating to the market value of the listed securities or the Company’s total assets and revenue (the “Notice”). This Notice has no immediate effect on the listing of the Company’s stock on the Nasdaq Global Market.

The Company has until January 3, 2025 to provide Nasdaq with a specific plan to achieve and sustain compliance with the foregoing listing requirement (the “Compliance Plan”). If the Offer is successful, the Merger is expected to be consummated as soon as practicable following completion of the Offer. Immediately following the completion of the Merger, Purchaser intends and will cause the surviving corporation to delist the Shares from Nasdaq. If the Offer is not successful or the Merger is not completed by January 3, 2025, the Company intends to submit a Compliance Plan. If the Compliance Plan is accepted, Nasdaq may grant an extension of up to 180 calendar days from November 19, 2024 for the Company to evidence compliance.

Item 8.01. Other Events.

Press Release

On November 21, 2024, the Company issued a press release announcing updated data presented at ESPE. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release of Lumos Pharma, Inc., dated November 21, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 25, 2024

LUMOS PHARMA, INC.,
a Delaware corporation

By:	/s/ Richard J. Hawkins
Richard J. Hawkins
Its:	Chief Executive Officer